UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2016

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

1142 W. Beardsley Ave.
Elkhart, Indiana	46514
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (574) 523-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 11, 2016, CTS Corporation ("CTS") acquired CTG Advanced Materials, LLC ("CTG-AM") from BW Piezo Holdings, LLC for $73 million in cash. CTG-AM is the market leading designer and manufacturer of single crystal piezoelectric materials that enable high definition ultrasound imaging and intravascular ultrasound technology for the medical industry. Other applications include wireless pacemakers, implantable hearing aids and defense technologies.

BW Piezo Holdings, LLC is managed by Blue Wolf Capital Partners LLC, a private equity firm founded in 2005 that specializes in control investments in middle-market companies.

Item 8.01    Other Events.

On March 14, 2016, CTS issued a press release announcing the closing of the transaction. A copy of this press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit    Description
99.1    Press release dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date: March 16, 2016	By:	/s/ Ashish Agrawal
Ashish Agrawal
Vice President, Chief Financial Officer